                                                                    Exhibit 24.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 2002 included in the Form 10-K of ICU Medical, Inc. for the year ended December 31, 2001, into this Form S-8 Registration Statement for the registration of 750,000 shares of its Common Stock offered pursuant to the 2001 Directors' Stock Option Plan. It should be noted that we have not audited any financial statements of ICU Medical, Inc. subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.



                                          /s/ Arthur Andersen LLP

                                         ARTHUR ANDERSEN LLP


Orange County, California

June 10, 2002